UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of report (Date of earliest event reported)  September 9, 2004
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                                 Candie's, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

           0-10593                                           11-2481093
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(Commission File Number)                       (IRS Employer Identification No.)

215 West 40th Street, New York, NY                              10018
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(Address of Principal Executive Offices)                    (Zip Code)

                                 (212) 730-0030
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review


(A)          Board of Directors and Management Assessment

     On September 7, 2004, Candie's, Inc.'s (the "Company") independent registered public accounting firm, BDO Seidman LLP ("BDO"), informed the Company and its Audit Committee that they had tentatively concurred with the Company's conclusion that, in accordance with EITF 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent", certain revenues previously recorded as net sales for the Company's Bright Star subsidiary, reflected on Form 10-Q for the period ended April 30, 2004, should have been recorded as gross sales

     On September 8, 2004 the Company's Board of Directors met and discussed with the Company's management and auditors the foregoing matters. At that time BDO informed the Company that its conclusion had been finalized as noted above. As a result, the Company has decided to restate its financial statements for the three months ended April 30, 2004. and the Company's Board of Directors agreed with management's conclusion to restate. For the three months ended April 30, 2004 the Company should have recognized an additional $5.5 million of gross sales and cost of sales, which were previously netted and related gross margin of $4.9 million presented on the net sales line.. This reclassification does not affect the previously reported gross profit, operating income, net income or earnings per share.

     The following table summarizes the impact of the adjustments described above in this Item 4.02:


                                                Three Months Ended
                                                  April 30, 2004
                                         (000's omitted, except per share
                                                       data)
                                       --------------------------------------
                                            As restated        As reported
                                       --------------------------------------
Net sales                              $              17,289 $        11,837
Net revenues                                          19,225          13,773
Cost of goods sold                                    14,283           8,831
Gross Profit                                           4,942           4,942
Net income                                                33              33
Earnings per share:
   Basic                               $                0.00 $          0.00
   Diluted                             $                0.00 $          0.00


The company intends to file a 10-Q/A on or about September 17, 2004.

(B)           Independent Accountant Notification

     On September 7, 2004, BDO Seidman, LLP notified the Company and its Audit Committee of its tentative conclusion regarding the events described in item (A) above. On September 8, 2004, BDO Seidman, LLP and company management met with the Company's Board of Directors to discuss these events as well and to notify them that its tentative conclusion had been finalized.

(C)  Independent Accountant Disclosure and Letter

     A copy of the independent registered public accounting firm letter required by 4.02 (c) will be supplied when received by the Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     CANDIE'S, INC.



Date:  September 14, 2004    By: /s/Richard Danderline
                                 -----------------------------------------------
                           Name: Richard Danderline
                           Title:Executive Vice President-Finance and Operations